UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM 8-K
 ___________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2016
 WASHINGTON REAL ESTATE
INVESTMENT TRUST
(Exact name of registrant as specified in its charter)

MARYLAND	001-06622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1775 EYE STREET, NW, SUITE 1000, WASHINGTON, DC 20006
(Address of principal executive office) (Zip code)
Registrant’s telephone number, including area code: (202) 774-3200
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 20, 2016, Washington Real Estate Investment Trust (“Washington REIT") completed its acquisition of Riverside Apartments, a multifamily property in Alexandria, Virginia, for $244.8 million pursuant to the terms of a purchase agreement, dated April 26, 2016, by and between WashREIT Riverside LLC, a wholly-owned subsidiary of Washington REIT, and AIMCO Riverside Park, L.L.C. Washington REIT funded the acquisition with borrowings on its unsecured line of credit and with the proceeds of the sale of common shares of beneficial interest completed on May 4, 2016. Riverside Apartments, originally built in 1971 and renovated in 2006, consists of three buildings with 1,222 units and on-site potential for development of additional units. The property is currently 98% leased.

Item 9.01. Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired

The required financial statements will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)    Pro Forma Financial Information.

The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)    Exhibits

The following exhibits are furnished with this report on Form 8-K:

Exhibit Number	Description

99.1	Press release issued May 20, 2016 regarding the acquisition of Riverside Apartments

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

	By:	/s/ W. Drew Hammond
(Signature)

W. Drew Hammond
Vice President, Chief Accounting Officer
and Controller

May 23, 2016
(Date)

Exhibit Index

Exhibit No.	Description

99.1	Press release issued May 20, 2016 regarding the acquisition of Riverside Apartments